Brightcove Announces Financial Results for First Quarter 2014

• First quarter revenue of $31.1 million up 26% year-over-year

BOSTON, MA (April 30, 2014) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud services for video, today announced financial results for the quarter ended March 31, 2014.

“Brightcove delivered strong first quarter results that exceeded expectations from both a revenue and profitability perspective,” said David Mendels, Chief Executive Officer of Brightcove. “The consumption of digital content continues to move rapidly towards online and mobile platforms, which is driving digital content providers to increasingly focus on ways to monetize these emerging distribution channels. The combination of Video Cloud and Brightcove Once cloud services will help our customers capitalize on this trend by delivering personalized, targeted online video content and advertising. We believe Brightcove is uniquely positioned to be the cloud services vendor of choice for companies looking to expand and better monetize their online digital content presence.”

First Quarter 2014 Financial Highlights:

Revenue: Total revenue for the first quarter of 2014 was $31.1 million, an increase of 26% compared to $24.7 million for the first quarter of 2013. Subscription and support revenue was $29.4 million, an increase of 24% compared with $23.8 million for the first quarter of 2013. Professional services and other revenue was $1.7 million, compared to $944,000 for the first quarter of 2013.

Gross Profit: Gross profit for the first quarter of 2014 was $19.8 million, compared to $16.3 million for the first quarter of 2013, and gross margin was 64% for the first quarter of 2014. Non-GAAP gross profit for the first quarter of 2014 was $20.4 million, representing a year-over-year increase of 22% and a non-GAAP gross margin of 65%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

Operating Loss: Loss from operations was $4.7 million for the first quarter of 2014, compared to a loss of $3.9 million for the first quarter of 2013. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $322,000 for the first quarter of 2014, an improvement compared to a non-GAAP loss of $1.2 million during the first quarter of 2013.

Net Loss: Net loss was $4.8 million, or $0.16 per basic and diluted share, for the first quarter of 2014. This compares to a net loss of $4.2 million, or $0.15 per basic and diluted share, for the first quarter of 2013.

Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, and merger-related expenses, was $500,000 for the first quarter of 2014, or $0.02 per basic and diluted share, compared to a non-GAAP net loss of $1.6 million for the first quarter of 2013, or $0.06 per basic and diluted share.

Balance Sheet and Cash Flow: As of March 31, 2014, Brightcove had $21.4 million of cash, cash equivalents and investments, compared to $36.1 million at December 31, 2013. Brightcove used $4.9 million in cash from operations and invested $777,000 in capital expenditures and capitalization of internal-use software costs, leading to negative free cash flow of $5.7 million for the first quarter of 2014. Negative free cash flow was $2.9 million for the first quarter of 2013.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other First Quarter and Recent Highlights

  Ended the quarter with 6,126 customers, which included a net increase of 61 premium customers. New customers added during the quarter included: Hallmark Channel, Yelp, RLJ Entertainment, TV Tokyo, Nippon Television Network, Northern Trust and Molson Coors.
  Zencoder has added support  for the next generation of Web and mobile playback, as well as advanced codecs that will allow content providers to distribute video in broadcast and other professional workflows.  This release includes support for HEVC (H.265), the successor to H.264, and MPEG-DASH, an emerging adaptive streaming standard.  Adding to existing Web and mobile encoding formats, Zencoder has added capabilities to address the diverse needs of broadcasters and other professional content providers, with codecs such as MPEG-2, MPEG-TS, JPEG 2000 and AVC-Intra.
  Content providers developing apps for Google Chromecast can now use Brightcove Once to quickly deliver and monetize feature-rich video content, including personalized advertising, to Chromecast viewers.

Business Outlook

Based on information as of today, April 30, 2014, the Company is issuing the following financial guidance:

Second Quarter 2014*: The Company expects revenue to be $29.7 million to $30.2 million, and non-GAAP loss from operations to be $3.1 million to $3.4 million. Assuming approximately 32.1 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.11 to $0.12.

Full Year 2014*: The Company expects revenue to be $126.0 million to $130.0 million, and non-GAAP loss from operations is expected to be $5.0 million to $7.0 million. Assuming approximately 32.0 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.19 to $0.25.

*With respect to the Company’s expectations under “Business Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP net loss per share to GAAP loss from operations and GAAP net loss per share, respectively, because the Company does not provide guidance for stock-based compensation expense, merger-related expenses, or amortization of acquired intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As the items that impact GAAP loss from operations and GAAP net loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP net loss per share is not available without unreasonable effort.

Conference Call Information

Brightcove will host a conference call today, April 30, 2014, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13579779. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud services for video, offers a family of products that revolutionize the way organizations deliver video experiences. The company's products include Video Cloud, the market-leading online video platform, Zencoder, a leading cloud-based media processing service and HTML5 video player technology provider and Once, a cloud-based ad insertion and video stitching service. Brightcove has more than 6,100 customers in over 70 countries that rely on Brightcove cloud content services to build and operate video experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2014 and full year 2014, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, difficulties integrating the technologies, products, operations, existing contracts and personnel of Unicorn Media and realizing the anticipated benefits of the combined business; our history of losses, our limited operating history; expectations regarding the widespread adoption of customer demand for our products; our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry, our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption "Risk Factors" in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP basic and diluted net loss per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove's ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, amortization of acquired intangible assets and merger-related costs. Merger-related costs include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Kristin Leighton

Brightcove Inc.

kleighton@brightcove.com

617-245-5094

Brightcove Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$19,764	$33,047
Short-term investments	1,660	3,061
Restricted cash	8	121
Accounts receivable, net of allowance	22,144	21,560
Prepaid expenses and other current assets	5,838	4,011
Deferred tax asset	128	125
Total current assets	49,542	61,925
Property and equipment, net	11,151	8,795
Intangible assets, net	19,378	8,668
Goodwill	51,054	22,018
Restricted cash	201	201
Other assets	815	1,519
Total assets	$132,141	$103,126
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,527	$3,067
Accrued expenses	10,461	14,528
Capital lease liability	1,342	-
Deferred revenue	26,614	23,571
Total current liabilities	40,944	41,166
Deferred revenue, net of current portion	174	247
Other liabilities	2,883	1,333
Total liabilities	44,001	42,746

Stockholders' equity:
Common stock	32	29
Additional-paid-in-capital	209,407	176,928
Accumulated other comprehensive loss	(338)	(453)
Accumulated deficit	(120,961)	(116,124)
Total stockholders’ equity	88,140	60,380
Total liabilities and stockholders' equity	$132,141	$103,126

Brightcove Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue:
Subscription and support revenue	$29,375	$23,777
Professional services and other revenue	1,730	944
Total revenue	31,105	24,721
Cost of revenue: (1) (2)
Cost of subscription and support revenue	9,520	6,747
Cost of professional services and other revenue	1,747	1,667
Total cost of revenue	11,267	8,414
Gross profit	19,838	16,307
Operating expenses: (1) (2)
Research and development	6,569	5,061
Sales and marketing	11,346	9,947
General and administrative	4,714	4,626
Merger-related	1,867	545
Total operating expenses	24,496	20,179
Loss from operations	(4,658)	(3,872)
Other expense, net	(111)	(299)
Loss before income taxes and non-controlling interest in
consolidated subsidiary	(4,769)	(4,171)
Provision for income taxes	67	38
Consolidated net loss	(4,836)	(4,209)
Net income attributable to noncontrolling interest in
consolidated subsidiary	-	(20)
Net loss	$(4,836)	$(4,229)

Net loss per share—basic and diluted	$(0.16)	$(0.15)

Weighted-average shares —basic and diluted	31,038	28,024

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$60	$68
Cost of professional services and other revenue	52	51
Research and development	396	320
Sales and marketing	633	575
General and administrative	609	685

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$423	$253
Research and development	31	10
Sales and marketing	265	167

Brightcove Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
Operating activities	2014	2013
Net loss	$(4,836)	$(4,209)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,826	1,535
Stock-based compensation	1,750	1,699
Provision for reserves on accounts receivable	23	27
Amortization of premium on investments	1	34
Loss on disposal of equipment	-	1
Changes in assets and liabilities:
Accounts receivable	(40)	(2,717)
Prepaid expenses and other current assets	(1,602)	(1,168)
Other assets	861	20
Accounts payable	(1,769)	819
Accrued expenses	(4,096)	(1,958)
Deferred revenue	2,948	3,103
Net cash used in operating activities	(4,934)	(2,814)

Investing activities
Cash paid for acquisition, net of cash acquired	(9,100)	-
Maturities of investments	1,400	2,800
Purchases of property and equipment	(206)	(126)
Capitalization of internal-use software costs	(571)	-
Decrease in restricted cash	113	60
Net cash (used in) provided by investing activities	(8,364)	2,734

Financing activities
Proceeds from exercise of stock options	117	108
Purchase of non-controlling interest in consolidated subsidiary	-	(1,084)
Payments under capital lease obligation	(222)	-
Net cash used in financing activities	(105)	(976)

Effect of exchange rate changes on cash	120	(559)

Net decrease in cash and cash equivalents	(13,283)	(1,615)
Cash and cash equivalents at beginning of period	33,047	21,708
Cash and cash equivalents at end of period	$19,764	$20,093

Brightcove Inc.
Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to
Non-GAAP Gross Profit, Non-GAAP Loss From Operations, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2013
GROSS PROFIT:
GAAP gross profit	$19,838	$16,307
Stock-based compensation expense	112	119
Amortization of acquired intangible assets	423	253
Non-GAAP gross profit	$20,373	$16,679
LOSS FROM OPERATIONS:
GAAP loss from operations	$(4,658)	$(3,872)
Stock-based compensation expense	1,750	1,699
Merger-related expenses	1,867	545
Amortization of acquired intangible assets	719	430
Non-GAAP loss from operations	$(322)	$(1,198)
NET LOSS:
GAAP net loss	$(4,836)	$(4,229)
Stock-based compensation expense	1,750	1,699
Merger-related expenses	1,867	545
Amortization of acquired intangible assets	719	430
Non-GAAP net loss	$(500)	$(1,555)
GAAP basic and diluted net loss per share	$(0.16)	$(0.15)
Non-GAAP basic and diluted net loss per share	$(0.02)	$(0.06)

Shares used in computing GAAP and Non-GAAP basic and diluted net loss per share	31,038	28,024